[Exhibit 23.1 - Consent of Livingston, Wachtell & Co., LLP]

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the WinWin Gaming, Inc. 2003 Stock Plan of our report dated April 1, 2004, with respect to the consolidated financial statements of WinWin Gaming, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                               /s/ LIVINGSTON, WACHTELL & CO., LLP
                               ----------------------------------
                               LIVINGSTON, WACHTELL & CO., LLP
                               New York, NY
                               July 1, 2004